Exhibit 32.1
CERTIFICATION PURSUANT TO
RULE 13(a)-14(b) AND 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
      In connection with the Quarterly Report of Commerce Energy Group, Inc. (the “Company”) on Form 10-Q/ A (Amendment No. 3) for the quarterly period ending January 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Steven S. Boss, Chief Executive Officer (principal executive officer) of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ STEVEN S. BOSS

Steven S. Boss
Chief Executive Officer
(Principal Executive Officer)
Date: October 31, 2005